EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-29525, 333-103680 and 333-109587) and the Registration Statements (Form S-8 Nos. 333-30623, 333-30627, 333-32691, 333-58193, 333-65043, 333-83219, 333-84851, 333-89249, 333-42358, 333-44706, 333-64350, 333-98235, 333-108015, 333-113098 and 333-120632) pertaining to the 1986 Stock Option Plan; 1993 Long-Term Incentive Plan; 1996 Board of Directors Stock Option Plan; ATL Products, Inc. 1996 Stock Incentive Plan; ATL Products, Inc. 1997 Stock Incentive Plan; Employee Stock Purchase Plan; Meridian Data, Inc. 1987 Meridian Data Incentive Stock Option Plan; 1988 Incentive Stock Plan; 1995 Director Option Plan; 1997 Incentive Stock plan; 2003 Nonemployee Director Equity Incentive Plan and Supplemental Stock Option Plan of Quantum Corporation of our report dated July 23, 2004, except for Note 5, as to which the date is February 25, 2005, with respect to the consolidated financial statements of Certance Holdings as of July 2, 2004 and June 27, 2003, and the related consolidated statements of income, cash flows and shareholder’s equity for each of the three years in the period ended July 2, 2004, included in this Current Report on Form 8-K/A.

                                                                                 /s/ Ernst & Young LLP

Orange County, California
March 4, 2005